Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President and CFO

(434) 964-2217

farrarj@vfgi.net

VIRGINIA FINANCIAL GROUP, INC.

ANNOUNCES 2006 EARNINGS

Culpeper, VA, January 22, 2007 - Virginia Financial Group, Inc. (NASDAQ: VFGI) (VFG) today reported annual 2006 earnings of $19.5 million, up 7.0% from $18.2 million for the same period in 2005. Net income per diluted share was $1.80, up 7.1% from $1.68 for the twelve months of 2005. VFG’s earnings for 2006 produced an annualized return on average assets (ROA) of 1.24% and an annualized return on average equity (ROE) of 13.57%, compared to prior year ratios of 1.23% and 13.86%, respectively. For the fourth quarter of 2006 net income was $4.7 million, a decrease of 5.7% compared to earnings of $5.0 million for the fourth quarter of 2005. Net income per diluted share was $.44, a decrease of 4.4% compared to $.46 for the same period in 2005. VFG’s earnings for the fourth quarter of 2006 produced an ROA of 1.16% and ROE of 12.57%, compared to prior year ratios of 1.31% and 14.59%, respectively.

O.R. Barham, Jr., President and CEO, commented, “We are quite pleased with our financial results for 2006, particularly in light of a difficult operating environment for the banking industry in general. We successfully added needed infrastructure, management depth and opened four full service retail branches during 2006, all while still achieving a respectable 7% growth in earnings over 2005. These investments in our future success, coupled with margin compression, did impact earnings for the fourth quarter. Asset quality continues to remain solid, while our mortgage and asset management units enjoyed another solid quarter of earnings contribution. Further margin compression is likely due to an inverted yield curve and competitive pressures. This market condition coupled with our growth initiatives will likely pressure 2007 earnings growth as compared to the growth we have enjoyed for the last several years. Nevertheless, we are excited about our plans for 2007 and look forward to executing our strategies with optimism and enthusiasm.”

Net Interest Income

Net interest income amounted to $14.9 million for the fourth quarter, down $346 thousand or 2.2% compared with $15.2 million for the same quarter in 2005. For the twelve months ended December 31, 2006, net interest income was $60.1 million, an increase of $3.3 million or 5.8% from $56.8 million for the same period in 2005. Improvements in the growth and mix of average earning assets were offset by margin compression during the fourth quarter, but outpaced this compression for the year. The net interest margin for the fourth quarter of 2006 was 4.08%, down thirteen basis points sequentially compared to 4.21% for the third quarter of 2006, and down thirty-two basis points when compared to 4.40% for the fourth quarter of 2005. The net interest margin for the twelve month period ended December 31, 2006 was 4.24%, compared to 4.29% for the same period in 2005. Average cost of interest bearing deposits continue to rise, with the average cost increasing to 3.13% for the fourth quarter of 2006, as compared to 2.89% for the third quarter of 2006 and 2.19% for the fourth quarter of 2005. The Company’s strategy has included more aggressive pricing of deposits with durations of nine months or less to minimize exposure to a potential downward cycle in short term rates. Another strategy which has impacted margin is the issuance of commercial paper. Average balances in VFG commercial paper increased to $66.5 million for the fourth quarter of 2006 at a cost of 4.67%, compared to $56.1 million at a cost of 4.65% sequentially, and $20.0 million at a cost of 3.42% for the fourth quarter of 2005. Asset yields were fairly constant sequentially, with an average yield on assets of 6.82% for the fourth quarter of 2006, compared to 6.78% for the third quarter of 2006 and 6.29% for the fourth quarter of 2005.

Non-Interest Income

Total non-interest income was $4.0 million for the fourth quarter of 2006, up slightly compared with $3.8 million for the fourth quarter of 2005 and $3.9 million for the third quarter of 2006. Retail banking fee income increased $81 thousand or 4.7% to $1.8 million, compared to $1.7 million in the fourth quarter of 2005. Mortgage banking revenue amounted to $697 thousand, a decrease of $213 thousand or 23.4%, as compared to $910 thousand for the fourth quarter of 2005, and up sequentially $10 thousand or 1.5% from the third quarter of 2006. Revenues from trust and brokerage for the fourth quarter were $978 thousand, up $27 thousand or 2.9% compared to $951 thousand in the fourth quarter of 2005, and up sequentially $81 thousand or 9.1% from the third quarter of 2006. Fiduciary and brokerage assets under management were $597 million at December 31, 2006, representing an increase of $85.0 million or 16.6% growth rate for the twelve month period. Included in non-interest income during fourth quarter 2006 was a net gain on sale of foreclosed properties of $39 thousand and income associated with an investment in bank owned life insurance of $112 thousand.

Non-interest Expense

Non-interest expense for the fourth quarter of 2006 amounted to $12.1 million, up $779 thousand or 6.9% from $11.3 million for the same period in 2005, and up sequentially $298 thousand or 2.5% from the third quarter of 2006. For the twelve month period ended December 31, 2006, non-interest expense amounted to $46.9 million, an increase of $3.2 million or 7.4% over $43.7 million for the same period in 2005. These increases reflect operating costs associated with the openings of Mill Creek, Langhorne Road, Arlington Boulevard and South High Street branches during the past twelve months. Marketing costs associated with the opening of the Arlington Boulevard and South High Street branches also added to the increase for the quarter. VFG’s efficiency ratio was 62.2% for the quarter, compared to 57.8% for the same quarter in 2005. For the twelve month period ended December 31, 2006 and 2005 the efficiency ratio was 60.5% and 59.1%, respectively.

Loan Portfolio

Average loans for the fourth quarter were $1.21 billion, up $62.6 million or 5.4% from the fourth quarter of 2005, and up sequentially from $1.19 billion for the third quarter of 2006. Period end loans were up $12.8 million or 1.1% for the quarter and $74.3 million or 6.5% for the twelve month period. Commercial real estate construction and commercial industrial reflect the largest increases for the twelve month period, while construction loans represented the largest quarterly sequential increase.

Deposits and Borrowings

Average deposits for the fourth quarter were $1.29 billion, up $22.4 million or 1.8% from the fourth quarter of 2005, and up sequentially from $1.28 billion for the third quarter of 2006. Average borrowings for the fourth quarter amounted to $155.8 million, an increase of $58.6 million or 60.2% compared to the same period in 2005, and up sequentially $7.6 million or 5.1% from the third quarter of 2006. Average balances in VFG commercial paper, which represents sweep funds of significant commercial demand deposit customers of each affiliate bank, increased to $66.5 million for the quarter, compared to $20.0 million for the same period in 2005.

Capital

At December 31, 2006 VFG had total assets of $1.63 billion, compared to $1.51 billion at December 31, 2005. Shareholder’s equity at December 31, 2006 was $150.7 million, an increase of $14.5 million or 10.7% compared to December 31, 2005. Shareholder’s equity represented 9.27% of total assets at December 31, 2006, while tangible equity capital represented 8.27% of tangible assets at December 31, 2006. Book value at December 31, 2006 was $13.97 per share, compared to $12.65 at December 31, 2005.

Asset Quality

Asset quality remains strong, with VFG’s ratio of non-performing assets as a percentage of total assets amounting to .19% as of December 31, 2006, compared to .12% at December 31, 2005 and .18% at September 30, 2006. Net charge-offs (recoveries) as a percentage of average loans receivable amounted to none for the quarter and (.01)% for the year ended December 31, 2006, compared to (.01)% and .01% for the same periods in 2005. At December 31, 2006, the allowance for loan losses was approximately five times the level of non-performing assets, while the allowance as a percentage of total loans amounted to 1.19%. VFG recorded a provision for loan losses for the fourth quarter of $140 thousand, compared to $417 thousand for the three months ended December 31, 2005 and none for the third quarter of 2006. Factors that lead to the reduction in provision included the receipt of loss recoveries of $134 thousand during the quarter, as well as reduced loan growth and continuing strong asset quality during the period.

Branching

VFG had two new branches and a loan production office open during the fourth quarter. Our Planters Bank affiliate opened a branch located at 1391 South High Street in Harrisonburg, Virginia. This branch represents the third entry into that market. Planters Bank also established a loan production operation in the greater Winchester market. Additionally, VFG’s Second Bank affiliate opened its third branch in Charlottesville, a leased facility located at 1924 Arlington Boulevard in Charlottesville, Virginia. Construction continues as scheduled for a new main office facility located on Route 1 in Fredericksburg, Virginia.

Charter Consolidation Approval

VFG has received regulatory approval to combine its Second Bank & Trust (Culpeper) affiliate and Virginia Heartland Bank (Fredericksburg) affiliate. This transaction will consummate on February 20, 2006. The combined bank will retain the Second Bank & Trust name and charter, with 15 branches and pro forma assets of $723 million at December 31, 2006.

About VFG

VFG is the holding company for Planters Bank & Trust Company of Virginia – in Staunton; Second Bank & Trust – in Culpeper;

Virginia Heartland Bank – in Fredericksburg and Virginia Commonwealth Trust Company – in Culpeper. The Company is a traditional community banking provider, offering a full range of business and consumer banking services including trust and asset management service via its trust company affiliate. The organization maintains a network of forty-one branches serving Central and Southwest Virginia. It also maintains five trust and investment service offices in its markets.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income excluding gain on sale of securities. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information not be viewed as a substitute for GAAP. VFG, in referring to its net income, is referring to income under generally accepted accounting principles, or “GAAP.”

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes”, “expects”, “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. VFG wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect VFG’s actual results, causing actual results to differ materially from those in any forward looking statement. These factors include: (i) expected cost savings from VFG’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in VFG’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation (vi) changes may occur in general business conditions and (vii) changes may occur in the securities markets. Please refer to VFG’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.vfgi.net.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Three Months Ended		Percent Increase (Decrease)
	12/31/2006	12/31/2005
INCOME STATEMENT
Interest income - taxable equivalent	$25,754	$22,324	15.36%
Interest expense	10,370	6,688	55.05%
Net interest income - taxable equivalent	15,384	15,636	-1.61%
Less: taxable equivalent adjustment	515	421	22.33%
Net interest income	14,869	15,215	-2.27%
Provision for loan and lease losses	140	417	-66.43%
Net interest income after provision for loan and lease losses	14,729	14,798	-0.47%
Noninterest income	3,982	3,800	4.79%
Noninterest expense	12,057	11,279	6.90%
Provision for income taxes	1,929	2,306	-16.35%
Net income	$4,725	$5,013	-5.75%
PER SHARE DATA
Basic earnings	$0.44	$0.47	-5.71%
Diluted earnings	$0.44	$0.46	-4.35%
Shares outstanding	10,784,303	10,759,101
Weighted average shares -
Basic	10,776,308	10,756,848
Diluted	10,852,495	10,837,445
Dividends paid on common shares	$0.16	$0.15
PERFORMANCE RATIOS
Return on average assets	1.16%	1.31%	-11.45%
Return on average equity	12.57%	14.59%	-13.85%
Return on average realized equity (A)	12.49%	14.46%	-13.62%
Net interest margin (taxable equivalent)	4.08%	4.40%	-7.27%
Efficiency (taxable equivalent) (B)	62.16%	57.78%	7.58%
ASSET QUALITY
Allowance for loan losses
Beginning of period	$14,312	$13,128
Provision for loan losses	140	417
Charge offs	(86)	(49)
Recoveries	134	85
End of period	$14,500	$13,581

NOTES:

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B)	Excludes securities gains (losses) and foreclosed property expense for all periods.
(C)	Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Twelve Months Ended		Percent Increase (Decrease)
	12/31/2006	12/31/2005
INCOME STATEMENT
Interest income - taxable equivalent	$97,601	$82,326	18.55%
Interest expense	35,482	23,861	48.70%
Net interest income - taxable equivalent	62,119	58,465	6.25%
Less: taxable equivalent adjustment	1,974	1,620	21.85%
Net interest income	60,145	56,845	5.81%
Provision for loan and lease losses	750	2,012	-62.72%
Net interest income after provision for loan and lease losses	59,395	54,833	8.32%
Noninterest income	15,485	15,443	0.27%
Noninterest expense	46,918	43,702	7.36%
Provision for income taxes	8,465	8,358	1.28%
Net income	$19,497	$18,216	7.03%
PER SHARE DATA
Basic earnings	$1.81	$1.69	6.89%
Diluted earnings	$1.80	$1.68	7.14%
Shares outstanding	10,784,303	10,759,101
Weighted average shares -
Basic	10,770,969	10,752,041
Diluted	10,843,356	10,823,940
Dividends paid on common shares	$0.61	$0.56
PERFORMANCE RATIOS
Return on average assets	1.24%	1.23%	0.81%
Return on average equity	13.57%	13.86%	-2.09%
Return on average realized equity (A)	13.42%	13.88%	-3.31%
Net interest margin (taxable equivalent)	4.24%	4.29%	-1.17%
Efficiency (taxable equivalent) (B)	60.48%	59.13%	2.28%
ASSET QUALITY
Allowance for loan losses
Beginning of period	$13,581	$11,706
Provision for loan losses	750	2,012
Charge offs	(400)	(452)
Recoveries	569	315
End of period	$14,500	$13,581
Non-performing assets:
Non-accrual loans	$2,999	$1,604
Loans 90+ days past due and still accruing	—	—
Other real estate owned	38	75
Troubled debt restructurings	—	154
Total non-performing assets	$3,037	$1,833
to total assets:	0.19%	0.12%
to total loans plus OREO:	0.25%	0.16%
Allowance for loan losses to total loans	1.19%	1.19%
Net charge-offs (recoveries)	$(169)	$137
Net charge-offs (recoveries) to average loans outstanding	-0.01%	0.01%

NOTES:

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B)	Excludes securities gains (losses) and foreclosed property expense for all periods.
(C)	Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

			Percent Increase (Decrease)
	12/31/2006	12/31/2005
SELECTED BALANCE SHEET DATA
(Dollars in thousands)
End of period balances
Cash and cash equivalents	$57,635	$48,016	20.03%
Securities available for sale	268,922	243,364	10.50%
Securities held to maturity	3,328	4,287	-22.37%
Total securities	272,250	247,651	9.93%
Real estate - construction	198,400	136,321	45.54%
Real estate - 1-4 family residential	300,259	307,351	-2.31%
Real estate - commercial and multifamily	573,652	573,366	0.05%
Commercial, financial and agricultural	104,709	78,111	34.05%
Consumer loans	33,030	40,860	-19.16%
All other loans	6,755	6,521	3.59%
Total loans	1,216,805	1,142,530	6.50%
Deferred loan costs	827	546	51.47%
Allowance for loan losses	(14,500)	(13,581)	6.77%
Net loans	1,203,132	1,129,495	6.52%
Bank owned life insurance	10,231	—
Other assets	92,972	80,022	16.18%
Total assets	1,625,989	1,505,184	8.03%
Noninterest bearing deposits	239,672	249,775	-4.04%
Money market & interest checking	367,132	360,656	1.80%
Savings	96,682	124,297	-22.22%
CD’s and other time deposits	614,795	520,781	18.05%
Total deposits	1,318,281	1,255,509	5.00%
Federal funds purchased and securities sold under agreements to repurchase	—	15,890	-100.00%
Federal Home Loan Bank advances	65,000	40,000	62.50%
Trust preferred capital notes	20,619	20,619	0.00%
Commercial paper	58,632	24,480	139.51%
Other borrowed funds	561	842	-33.37%
Other liabilities	12,244	11,739	4.30%
Total liabilities	1,475,337	1,369,079	7.76%
Total stockholders’ equity	$150,652	$136,105	10.69%
Accumulated comprehensive loss	$(1,026)	$(2,013)	-49.03%

Average balances

	For the Twelve Months Ended		Percent Increase (Decrease)
	12/31/2006	12/31/2005
Total assets	$1,570,778	$1,477,718	6.30%
Total stockholders’ equity	$143,722	$131,437	9.35%

	For the Three Months Ended
	12/31/2006	12/31/2005
Total assets	$1,609,823	$1,515,012	6.26%
Total stockholders’ equity	$149,171	$136,282	9.46%

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

	For the Three Months Ended		Percent Increase (Decrease)
	12/31/2006	12/31/2005
Interest Income
Interest and fees on loans	$22,118	$19,211	15.13%
Interest on deposits in other banks	4	30	-86.67%
Interest and dividends on securities:
Taxable	1,975	1,493	32.28%
Tax-exempt	873	695	25.61%
Dividends	129	136	-5.15%
Interest income on federal funds sold	140	338	-58.58%
Total interest income	25,239	21,903	15.23%

Interest Expense
Interest on deposits	8,339	5,593	49.10%
Interest on federal funds repurchased and securities sold under agreements to repurchase	45	145	-68.97%
Interest on Federal Home Loan Bank advances	770	415	—
Interest on trust preferred capital notes	427	356	19.94%
Interest on commercial paper	783	172	355.23%
Interest on other borrowings	6	7	-14.29%

Total interest expense	10,370	6,688	55.05%

Net interest income	14,869	15,215	-2.27%
Provision for loan losses	140	417	-66.43%
Net interest income after provision for loan losses	14,729	14,798	-0.47%

Noninterest Income
Retail banking fees	1,816	1,735	4.67%
Commissions and fees from fiduciary activities	788	747	5.49%
Brokerage fee income	191	204	-6.37%
Other operating income	466	266	75.19%
Losses on sale of fixed assets	(18)	(62)	-70.97%
Gains on securities available for sale	3	—	—
Gains on sale of other real estate owned	39	—	—
Gain on sale of mortgage loans	697	910	-23.41%
Total noninterest income	3,982	3,800	4.79%

Noninterest Expense
Compensation and employee benefits	6,615	6,732	-1.74%
Net occupancy	890	601	48.09%
Supplies and equipment	1,085	929	16.79%
Amortization-intangible assets	160	158	1.27%
Marketing	448	133	236.84%
State franchise tax	257	208	23.56%
Data processing	365	447	-18.34%
Telecommunications	231	248	-6.85%
Professional fees	187	174	7.47%
Other operating expenses	1,819	1,649	10.31%
Total noninterest expense	12,057	11,279	6.90%

Income before income taxes	6,654	7,319	-9.09%
Income tax expense	1,929	2,306	-16.35%
Net income	$4,725	$5,013	-5.75%

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

	For the Twelve Months Ended		Percent Increase (Decrease)
	12/31/2006	12/31/2005
Interest Income
Interest and fees on loans	$84,003	$70,712	18.80%
Interest on deposits in other banks	74	41	80.49%
Interest and dividends on securities:
Taxable	6,757	6,447	4.81%
Tax-exempt	3,377	2,645	27.67%
Dividends	486	397	22.42%
Interest income on federal funds sold	930	464	100.43%
Total interest income	95,627	80,706	18.49%

Interest Expense
Interest on deposits	28,496	20,408	39.63%
Interest on federal funds repurchased and securities sold under agreements to repurchase	219	568	-61.44%
Interest on Federal Home Loan Bank advances	2,834	1,351	109.77%
Interest on trust preferred capital notes	1,636	1,260	29.84%
Interest on commercial paper	2,275	255	792.16%
Interest on other borrowings	22	19	15.79%
Total interest expense	35,482	23,861	48.70%

Net interest income	60,145	56,845	5.81%
Provision for loan losses	750	2,012	-62.72%
Net interest income after provision for loan losses	59,395	54,833	8.32%

Noninterest Income
Retail banking fees	6,982	6,954	0.40%
Commissions and fees from fiduciary activities	3,108	2,954	5.21%
Brokerage fee income	756	723	4.56%
Other operating income	1,652	1,065	55.12%
Gains (losses) on sale of fixed assets	274	(61)	-549.18%
Gains (losses) on securities available for sale	(196)	296	-166.22%
Gains on sale of other real estate owned	40	—	—
Gains on sale of branches	—	421	-100.00%
Gain on sale of mortgage loans	2,869	3,091	-7.18%
Total noninterest income	15,485	15,443	0.27%

Noninterest Expense
Compensation and employee benefits	26,607	25,284	5.23%
Net occupancy	3,147	2,888	8.97%
Supplies and equipment	4,141	4,056	2.10%
Amortization-intangible assets	578	643	-10.11%
Marketing	1,214	887	36.87%
State franchise tax	973	870	11.84%
Data processing	1,389	1,389	0.00%
Professional fees	823	804	2.36%
Telecommunications	1,006	1,017	-1.08%
Other operating expenses	7,040	5,864	20.05%
Total noninterest expense	46,918	43,702	7.36%

Income before income taxes	27,962	26,574	5.22%
Income tax expense	8,465	8,358	1.28%
Net income	$19,497	$18,216	7.03%

VIRGINIA FINANCIAL GROUP INC.

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES

THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005

(Dollars in thousands)

	Three months ended December 31,
	2006			2005
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates
Assets
Loans receivable, net	$1,213,929	$22,162	7.24%	$1,146,423	$19,258	6.66%
Investment securities
Taxable	181,710	2,104	4.59%	159,606	1,628	4.05%
Tax exempt	90,711	1,344	5.88%	67,135	1,070	6.32%

Total investments	272,421	3,448	5.03%	226,741	2,698	4.72%
Interest bearing deposits	431	4	3.68%	3,135	30	3.80%
Federal funds sold	10,791	140	5.15%	32,408	338	4.14%

	283,643	3,592	5.03%	262,284	3,066	4.64%

Total earning assets	1,497,572	25,754	6.82%	1,408,707	22,324	6.29%

Total nonearning assets	112,251			106,305

Total assets	$1,609,823			$1,515,012

Liabilities and Stockholders’ Equity
Interest-bearing deposits
Interest checking	$160,517	$81	0.20%	$187,417	$206	0.44%
Money market	189,015	1,335	2.80%	189,142	781	1.64%
Savings	100,276	305	1.21%	126,811	215	0.67%
Time deposits:
Less than $100,000	404,378	4,265	4.18%	362,229	3,019	3.31%
$100,000 and more	203,022	2,353	4.60%	147,962	1,372	3.68%

Total interest-bearing deposits	1,057,208	8,339	3.13%	1,013,561	5,593	2.19%
Federal funds purchased and securities sold under agreements to repurchase	3,348	45	5.33%	16,209	145	3.55%
Federal Home Loan Bank advances	65,000	770	4.70%	40,000	415	4.12%
Trust preferred capital notes	20,619	427	8.22%	20,619	356	6.85%
Commercial paper	66,518	783	4.67%	19,951	172	3.42%
Other borrowings	355	6	6.71%	502	7	5.53%

	155,840	2,031	5.17%	97,281	1,095	4.47%

Total interest-bearing liabilities	1,213,048	10,370	3.39%	1,110,340	6,688	2.39%

Total noninterest-bearing liabilities	247,604			268,390

Total liabilities	1,460,652			1,378,730
Stockholders’ equity	149,171			136,282

Total liabilities and stockholders’ equity	$1,609,823			$1,515,012

Net interest income (tax equivalent)		$15,384			$15,636

Average interest rate spread			3.43%			3.90%
Interest expense as percentage of average earning assets			2.75%			1.88%
Net interest margin			4.08%			4.40%

VIRGINIA FINANCIAL GROUP INC.

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES

TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005

(Dollars in thousands)

	Twelve months ended December 31,
	2006			2005
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates
Assets
Loans receivable, net	$1,188,388	$84,159	7.08%	$1,113,206	$70,908	6.37%
Investment securities
Taxable	165,083	7,243	4.39%	173,668	6,844	3.94%
Tax exempt	85,020	5,195	6.11%	63,029	4,069	6.46%

Total investments	250,103	12,438	4.98%	236,697	10,913	4.61%
Interest bearing deposits	2,681	74	2.76%	1,256	41	3.26%
Federal funds sold	23,025	930	4.04%	12,968	464	3.58%

	275,809	13,442	4.88%	250,921	11,418	4.55%

Total earning assets	1,464,197	97,601	6.67%	1,364,127	82,326	6.04%

Total nonearning assets	106,581			113,591

Total assets	$1,570,778			$1,477,718

Liabilities and Stockholders’ Equity
Interest-bearing deposits
Interest checking	$170,204	$764	0.45%	$192,987	$807	0.42%
Money market	170,892	3,734	2.19%	176,606	2,325	1.32%
Savings	108,659	853	0.79%	131,420	880	0.67%
Time deposits:
Less than $100,000	393,897	15,099	3.83%	364,645	11,473	3.15%
$100,000 and more	189,353	8,045	4.25%	137,197	4,923	3.59%

Total interest-bearing deposits	1,033,005	28,495	2.76%	1,002,855	20,408	2.03%
Federal funds purchased and securities sold under agreements to repurchase	9,875	219	2.22%	21,189	568	2.68%
Federal Home Loan Bank advances	61,612	2,834	4.60%	33,056	1,351	4.09%
Trust preferred capital notes	20,619	1,637	7.94%	20,619	1,260	6.11%
Commercial paper	50,530	2,275	4.50%	7,724	255	3.30%
Other borrowings	363	22	6.06%	947	19	2.01%

	142,999	6,987	4.89%	83,535	3,453	4.13%

Total interest-bearing liabilities	1,176,004	35,482	3.02%	1,086,390	23,861	2.20%

Total noninterest-bearing liabilities	251,052			259,891

Total liabilities	1,427,056			1,346,281
Stockholders’ equity	143,722			131,437

Total liabilities and stockholders’ equity	$1,570,778			$1,477,718

Net interest income (tax equivalent)		$62,119			$58,465

Average interest rate spread			3.65%			3.84%
Interest expense as percentage of average earning assets			2.43%			1.75%
Net interest margin			4.24%			4.29%